SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2026

Stewards, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-43473	88-0436017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4300 N. University Drive Suite D-105 Lauderhill, Florida	33351
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1.516.419-5300

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SWRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

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Item 1.02 Termination of a Material Definitive Agreement.

On September 21, 2026, Stewards, Inc. (the "Company") and Accretiv Investment Holdings Inc., a Georgia corporation (the "Lender"), entered into a Termination and Release Agreement, effective as of the same date (the "Termination Agreement"), pursuant to which the parties terminated and cancelled in their entirety (i) the Promissory Note dated as of September 2, 2026, issued by the Company to the Lender in the original principal amount of $1,500,000 (the "Note") and (ii) the related Security Agreement dated as of September 2, 2026 (the "Security Agreement"). The Company has no material relationship with the Lender other than in respect of the Note, the Security Agreement, the Termination Agreement, and the financing contemplated by those agreements.

As previously disclosed in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 4, 2026, the Note contemplated secured, short-term bridge financing in the original principal amount of $1,500,000. If funded, the principal would have been due on September 21, 2026, and a fixed lender return of $75,000 would have been payable on or before November 30, 2026. The Security Agreement provided for a junior security interest in substantially all of the Company's personal property, subordinate to the Company's existing senior liens.

The Lender did not advance any portion of the contemplated principal, the Company did not receive any loan proceeds from the Lender, and no funding date occurred under the Note. Accordingly, no principal is outstanding, the $75,000 lender return was not earned, no event of default occurred, and the Company does not owe the Lender any principal, interest, default interest, liquidated damages, fee, expense, enforcement cost, indemnity, or other amount under or in connection with the Note or the Security Agreement.

Under the Termination Agreement, the Note and the Security Agreement are of no further force or effect. The Lender irrevocably released every actual, asserted, contingent, or purported lien or security interest arising under or in connection with those agreements. The Lender represented that it had not filed or authorized any UCC financing statement or similar lien record in connection with the financing. If such a record is later identified, the Lender must take the actions required by the Termination Agreement to terminate it.

The Company and the Lender granted mutual releases of claims arising from or relating to the Note, the Security Agreement, the contemplated financing, and the absence of funding, subject to specified exclusions for claims arising from a breach of the Termination Agreement or from fraud or intentional misrepresentation in connection with the Termination Agreement. The Termination Agreement does not constitute an admission of liability, wrongdoing, or breach by either party.

The Company incurred no early termination penalty and is not required to pay any termination fee or other amount to the Lender in connection with the termination.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Termination and Release Agreement, dated as of September 21, 2026, by and between Stewards, Inc. and Accretiv Investment Holdings Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stewards, Inc.

/s/ Katuischia Murless

Katuischia Murless
Chief Financial Officer

Date September 24, 2026

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